SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-7(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              Bernard Chaus, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)     Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

      2)     Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

      4)     Proposed maximum aggregate value of transaction:

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      5)     Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                              BERNARD CHAUS, INC.

          ---------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
          ---------------------------------------------------------

     The Annual Meeting of Stockholders of Bernard Chaus, Inc. (the "Company"), a New York corporation, will be held on November 14, 1996 at 2:30 p.m. at Rihga Royal Hotel, 151 West 54th Street, New York, New York, Winter Garden Room, mezzanine level, for the following purposes:

     1. To elect five directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

     2. To approve the issuance to Josephine Chaus of warrants to purchase common stock of the Company in consideration for her provision of additional credit support to the Company.

     3. To ratify the appointment of Deloitte & Touche as auditors of the Company to serve for the fiscal year ending June 30, 1997.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on October 8, 1996 are entitled to notice of and will be entitled to vote at the meeting.

     YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        By Order of the Board of Directors,

                                                   Wayne S. Miller
                                                     Secretary
New York, New York
October 17, 1996

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IMPORTANT: Please sign, date and return your proxy card in the self-addressed, stamped envelope enclosed for your convenience. No postage is required if mailed within the United States.
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


                              BERNARD CHAUS, INC.

                             ---------------------


              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                               November 14, 1996


           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bernard Chaus, Inc., a New York corporation (the "Company"), to be used at the Annual Meeting of Stockholders which will be held on November 14, 1996 at 2:30 p.m. at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, Winter Garden Room, mezzanine level, and any adjournments or postponements thereof.

           Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Chief Financial Officer of the Company or by revocation in person at the meeting; unless so revoked, the shares represented by proxies will be voted at the meeting in accordance with the directions given therein. If no directions are given, proxies will be voted
(i) FOR the election of the nominees named below under the caption "Election of Directors-Nominees for Election", (ii) FOR the approval of the issuance to Josephine Chaus of warrants to purchase shares of common stock of the Company ("Common Stock") in consideration for her provision of additional credit support to the Company, (iii) FOR the ratification of the appointment of Deloitte & Touche as auditors for the Company's fiscal year ending June 30, 1997 and (iv) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

           The principal executive offices of the Company are located at 1410 Broadway, New York, New York 10018. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders was October 17, 1996.

             Stockholders of record at the close of business on October 8, 1996 are entitled to notice of and will be entitled to vote at the meeting. On September 26, 1996 there were outstanding 26,277,274 shares of the Common Stock of the Company. Each share of Common Stock is entitled to one vote.

                               VOTING PROCEDURES

           Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the stockholders to take action at the Annual Meeting. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the Annual Meeting constitute a quorum. Once a quorum of the stockholders is established, under the BCL and the Company's By-Laws, the directors standing for election must be elected by a plurality of the votes cast. Any other action to be taken must be approved by a majority of the votes cast. For voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table represents information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of October 10, 1996.

                                                                                              AMOUNT BENEFICIALLY
                                                   AMOUNT                                     OWNED IF THE WARRANT
        NAME AND ADDRESS OF                     BENEFICIALLY           PERCENT                 PROPOSAL CONTAINED         PERCENT
         BENEFICIAL OWNER                           OWNED              OF CLASS                HEREIN IS APPROVED         OF CLASS
         ----------------                           -----              --------                ------------------         --------
Josephine Chaus (1)........................      16,285,200 (2)           56.0%                   16,967,212 (3)            57.0%
1410 Broadway
New York, NY  10018

-----------

(1) All shares listed are owned of record and beneficially, with sole investment and voting power, except that, with respect to 118,000 shares included in such amount, Josephine Chaus shares power to vote and dispose of such shares with Daniel Rosenbloom which are held by them as co-trustees for her children.

(2) Includes 2,796,500 shares of Common Stock purchasable upon the exercise of warrants. See "Certain Transactions" below. Because of her stock ownership and positions with the Company, Josephine Chaus may be deemed to be a control person of the Company.

(3) Includes 682,012 shares of Common Stock purchasable upon the exercise of warrants. See "Approval of Issuance of Warrants to Josephine Chaus" below.

           The following table presents information as of October 10, 1996 with respect to the number of shares of Common Stock beneficially owned by each of the current directors of the Company and each Named Executive Officer (as defined herein), other than Josephine Chaus whose ownership is shown in the table above, and all of the directors and executive officers of the Company as a group. The information below stating amounts beneficially owned and percent of class owned includes options exercisable within 60 days.


                                                                                       AMOUNT
                                                                                    BENEFICIALLY           PERCENT
                                  NAME                                                OWNED(1)             OF CLASS
                                  ----                                                --------             --------
DIRECTORS:
Philip G. Barach (2)....................................................                  15,000                *
Andrew Grossman (3).....................................................                 600,000              2.3%
S. Lee Kling (4)........................................................                  38,000                *
Harvey M. Krueger (5)...................................................                  60,000                *

NAMED EXECUTIVE OFFICERS:
Richard A. Baker .......................................................                       0                *
Wayne S. Miller (6).....................................................                 167,500                *
Michael Winter..........................................................                       0                *
Judith Leech (7)........................................................                  15,000                *
Patricia Hillsberg......................................................                       0                *
Michael Bakert..........................................................                       0                *
All directors and executive officers as a group
 (10 persons) (8).......................................................              17,186,950              57.4%


-----------------------

*    Less than one percent.

(1) Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities listed as owned by them.

(2) Includes options to purchase 10,000 shares of Common Stock under the Bernard Chaus, Inc. 1986 Stock Option Plan, as amended (the "Stock Option Plan").

(3) Consists of options to purchase 600,000 shares of Common Stock under the Grossman Option Plan (as defined herein). See "Executive Compensation - Employment Arrangements" below.

(4) Includes options to purchase 20,000 shares of Common Stock under the Stock Option Plan.

(5) Includes options to purchase 50,000 shares of Common Stock under the Stock Option Plan.

(6) Includes (a) 17,500 shares of Common Stock held by Mr. Miller's spouse, with respect to which he may be deemed a beneficial owner, and (b) options to purchase 150,000 shares of Common Stock under the Stock Option Plan.

(7) Consists of options to purchase 15,000 shares of Common Stock under the Stock Option Plan.

(8) Includes beneficial ownership of Josephine Chaus; also includes options to purchase an aggregate of 851,250 shares of Common Stock under the employee and director stock option plans, consisting of options to purchase 251,250 shares of Common Stock under the Stock Option Plan and options to purchase 600,000 shares of Common Stock under the Grossman Option Plan.


                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

      Five directors will be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

      EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY. Josephine Chaus possesses the power to vote more than 50% of the outstanding shares of the Common Stock. Accordingly, the affirmative vote of Josephine Chaus is sufficient to approve the election of these nominees. Josephine Chaus has advised the Company that she intends to vote all of her shares in favor of such election.

      At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. Except as indicated below, there are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.

      The following table sets forth certain information with respect to the nominees for director:

                  NAME OF NOMINEE                             AGE                   DIRECTOR SINCE
                  ---------------                             ---                   --------------
Josephine Chaus.....................................           45                        1977
Andrew Grossman.....................................           37                        1994
S. Lee Kling........................................           67                        1989
Harvey M. Krueger...................................           67                        1992
Philip G. Barach....................................           66                        1993

      Josephine Chaus has been an employee of the Company in various capacities since its inception. She has been a director of the Company since 1977, President from 1980 to February 1993, Chief Executive Officer from 1991 through September 1994, Chairwoman of the Board since 1991 and member of the Office of the Chairman since September 1994. Members of the two-person Office of the Chairman preside at all meetings of stockholders and the Board of Directors of the Company, make such reports concerning the Company as the Board of Directors shall direct, and have such other powers and perform such other duties as are from time to time assigned to them by the Board of Directors. In addition, the Chief Executive Officer reports to both members of the Office of the Chairman (except in the case of a Chief Executive Officer who also is a member of the Office of the Chairman, as is the case with Mr. Grossman, in which event the Chief Executive Officer reports to the other member of the Office of the Chairman).

      Andrew Grossman was appointed a director of the Company on September 13, 1994. He has been employed by the Company since September 28, 1994 as its Chief Executive Officer and member of the Office of the Chairman (for a description of the role and responsibilities of the Office of the Chairman, see "- Josephine Chaus" above), pursuant to a five-year employment agreement. The agreement provides that Mr. Grossman shall (a) be nominated to serve as a director of the Company without additional compensation during each year of the term of his employment agreement, (b) serve as the Chief Executive Officer and a member of the Office of the Chairman of the Company, which office also consists of Josephine Chaus and (c) upon expiration of the term of the agreement, resign as a director of the Company. In connection with the execution of Mr. Grossman's employment agreement, Josephine Chaus agreed to vote all her shares of Common Stock at each annual meeting of stockholders held during the term of the agreement in favor of his re-election to the Board of Directors of the Company. See "Executive Compensation - Employment Arrangements." Prior to November 1994, Mr. Grossman was President from 1991 to 1994 and Executive Vice President from 1990 to 1991 of Jones Apparel Group, a manufacturer of women's apparel, and Vice President of Merchandising for Jones New York from 1987 through 1990. Prior to joining Jones, Mr. Grossman was employed by Willi Wear Ltd., Herbert Grossman Enterprises, the Ralph Lauren Womens Wear division of Bidermann Industries, Inc. and the Evan Picone division of Palm Beach Inc.

      S. Lee Kling was elected a director of the Company on February 22, 1989. He has served since 1991 as Chairman of the Board of Kling Rechter & Company, a merchant banking company which operates in partnership with Barclays Bank PLC and serves as Vice Chairman of Willis Corroon Corp. of Missouri ("Willis Corroon"). See "Certain Transactions." Mr. Kling served as Chairman of the Board of Landmark Bancshares Corporation, a bank holding company in St. Louis, Missouri until December 1991 when the company merged with Magna Group, Inc. He had served in such capacity with Landmark since 1974 and had also served as Chief Executive Officer of Landmark from 1974 through October 1990 except for the period from May 1978 to January 1979 when he served as Assistant Special Counselor on Inflation for the White House and Deputy for Ambassador Robert S. Strauss. Mr. Kling serves on the Boards of Directors of Magna Group, Inc., a multi-bank holding company; Lewis Galoob Toys, Inc., a toy manufacturer; E-Systems, Inc., an electronic equipment manufacturer; Falcon Products, Co., a furniture and fixtures manufacturer; Chemfix Technologies, Inc., an environmental service company; National Beverage Corp., a beverage manufacturer and Hanover Direct, Inc., a catalog and mail order company.

      Harvey M. Krueger was appointed a director of the Company on January 2, 1992. He has been a Senior Managing Director of Lehman Brothers, Inc. ("Lehman Brothers"), an investment banking firm, since May 1984. See "Certain Transactions." From December 1977 to May 1984, he was Managing Director of Lehman Brothers Kuhn Loeb, Inc. From 1965 to 1977, he was a Partner of Kuhn Loeb & Co. and in 1977, he served as President and Chief Executive Officer of Kuhn Loeb & Co.

      Philip G. Barach was appointed a director of the Company on November 26, 1993. He was, from July 1968 to March 1990 the Chief Executive Officer of U.S. Shoe Corp., a shoe manufacturer. In addition, Mr. Barach served as Chairman of the board of directors of U.S. Shoe Corp. from March 1990 to March 1993. Mr. Barach currently serves as a director of Union Central Life Insurance Company, an insurance carrier, and serves as a director of Glimcher Real Estate Investment Trust, a real estate company, and R.G. Barry, a manufacturer of thermal comfort products, both of which are public companies.

     The Board of Directors of the Company has standing Audit and Compensation Committees. Messrs. Kling and Krueger are members of the Audit Committee and served as members of the Audit Committee during fiscal 1996. Messrs. Barach, Kling and Krueger are members of the Compensation Committee and served as members of the Compensation Committee during fiscal 1996. None of Messrs. Kling, Krueger or Barach is an employee of the Company. The Company does not have a standing Nominating Committee.

     The Compensation Committee is charged by the Board of Directors with administering, reviewing and recommending changes in the Company's incentive compensation plans for its executives and submitting such plans to the Board of Directors for approval, allocating bonuses, determining the individuals to whom stock options are to be granted, the number of shares subject to grant and the terms of such operations, and recommending to the Board any changes in the compensation of any employee of the Company whose annual compensation exceeds $150,000. The Compensation Committee met or acted by written consent on seven occasions during fiscal 1996.

     The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time and is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors, reviewing the results of the audit with the officers of the Company and its auditors and reviewing with the officers and internal auditors of the Company the scope and nature of the Company's internal auditing system. The Audit Committee met or acted by written consent on four occasions during fiscal 1996.

      During fiscal 1996, the Board of Directors of the Company met, or acted by unanimous written consent, on nine occasions. While serving as a director, each of the directors attended at least 75% of the meetings of the Board of Directors and of the meetings held by all committees of the Board on which he or she served during fiscal 1996.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that during fiscal 1996, all
Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than ten percent of the Common Stock were complied with.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth all cash compensation paid or accrued by the Company for fiscal 1996 with respect to (a) Josephine Chaus, who served as the Company's Chief Executive Officer until Andrew Grossman was hired in September 1994, and who has served thereafter as a member of the Office of the Chairman, (b) Andrew Grossman, who has been the Company's Chief Executive Officer since September 1994, (c) each of the four other most highly compensated executive officers of the Company and (d) two former executive officers (collectively, the "Named Executive Officers"), for services rendered by such persons in all capacities to the Company.

                                                     ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                                     -------------------                   ----------------------
                                                                                                   NUMBER OF
                                                                                                  SECURITIES
NAME AND PRINCIPAL POSITION                                                          RESTRICTED  UNDERLYING      ALL OTHER
HELD DURING FISCAL YEAR 1996                YEAR      SALARY          BONUS         STOCK AWARDS  OPTIONS       COMPENSATION
----------------------------------         -------     ------         -----         ------------  --------      ------------
Andrew Grossman
      Chief Executive Officer and            1996     $1,000,000         __              __        1,500,000      $ 11,097(3)
      Member, Office of the Chairman         1995     $  790,178   $6,200,000(2)         __        1,500,000      $ 13,463(3)
                                             1994          --(1)         __              __            __              __
Josephine Chaus
      Chief Executive Officer (until         1996      $ 390,000         __              __            __              __
      September 1994), Chairwoman of         1995        390,000         __              __            __              __
      the Board and Member, Office of        1994        390,000         __              __            __              __
      the Chairman

Richard Baker (4)
      President                              1996      $ 307,694         __              __            __         $130,849(5)
                                             1995        506,000         __              __            __         $  5,850(3)
                                             1994        480,000         __              __         480,000       $ 35,367(6)
Michael Winter
      President - Nautica                    1996      $ 248,077         __              __         500,000       $ 35,375(8)
                                             1995          --(7)         __              __            __              __
                                             1994          --(7)         __              __            __              __
Wayne S. Miller
      Executive Vice President - Finance     1996       $250,000                         __            __         $ 19,436(10)
      and Administration, Chief              1995       $250,000      $25,000            __         200,000       $ 10,391(3)
      Financial Officer and Secretary        1994          --(9)         __              __         100,000            __

Michael Bakert (11)
      President - Retail Division            1996       $208,558         __              __            __              __
                                             1995       $248,582         __              __            __              __
                                             1994         --(11)         __              __            __              __

Judith Leech
      Vice President - Design                1996      $ 211,154         --              __            __              __
                                             1995         96,227         __              __          75,000            __
                                             1994         --(12)         __              __            __              __
Patricia Hillsberg
      Vice President                         1996      $ 194,400         __              __            __              __
                                             1995         --(13)         __              __            __              __
                                             1994         --(13)         __              __            __              __


(1)  Mr. Grossman's employment with the Company commenced in September 1994.

(2) The Company paid Mr. Grossman a sign-on bonus of $6,200,000, portions of which must be paid back to the Company if Mr. Grossman's employment is terminated for cause (as defined in his employment agreement) or if he leaves the Company without Good Reason (as defined in his employment agreement). See "-- Employment Arrangements" below.

(3)  Consists of life insurance premiums paid by the Company.

(4)  Mr. Baker's employment with the Company terminated in February 1996.

(5) Includes payments made by the Company of (a) $124,999 in severance payments, and (b) $5,850 in life insurance premiums.

(6) Includes payments made by the Company of (a) $29,517 toward the payment of relocation expenses, and (b) $5,850 in life insurance premiums.

(7)  Mr. Winter's employment with the Company commenced in January 1996.

(8) Consists of payments made by the Company toward the payment of relocation expenses.

(9)  Mr. Miller's employment with the Company commenced in June 1994.

(10) Includes payments made by the Company of (a) $9,247 in matching contributions under the Company's Employee Savings Plan, and (b) $10,189 in life insurance premiums.

(11) Mr. Bakert's employment with the Company commenced in June 1994 and terminated in June 1996.

(12) Ms. Leech's employment with the Company commenced in January 1995.

(13) Ms. Hillsberg's employment with the Company commenced in July 1995.


OPTION GRANTS TABLE

      The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during the fiscal year ended June 30, 1996. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights.

                                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                                      AT ASSUMED ANNUAL RATES
                                                                                                           OF STOCK PRICE
                                                                                                          APPRECIATION FOR
                                                       INDIVIDUAL GRANTS                                     OPTION TERM2
                                      ----------------------------------------------------------     -----------------------------
                                                      % OF TOTAL
                                                       OPTIONS
                                       SECURITIES     GRANTED TO
                                       UNDERLYING      EMPLOYEES
                                         OPTIONS           IN        EXERCISE
                                         GRANTED         FISCAL       OR BASE       EXPIRATION
       NAME                                (#)1           YEAR         PRICE           DATE              5%                10%
       ----                                ----           ----         -----           ----              --                ---
Andrew Grossman ...............         1,500,000         72.7%        $5.625         9/14/05         $5,306,298       $13,447,202
Josephine Chaus ...............             __             __            __             __                __               __
Richard Baker .................             __             __            __             __                __               __
Michael Winter ................           500,000         24.2%        $3.625         1/2/06          $1,139,872       $ 2,888,658
Wayne S. Miller ...............             __             __            __             __                __               __
Michael Bakert ................             __             __            __             __                __               __
Judith  Leech .................             __             __            __             __                __               __
Patricia Hillsberg ............             __             __            __             __                __               __


(1) All options were granted under the Stock Option Plan, except for those granted to Mr. Grossman who received his options pursuant to the Grossman Option Plan. See "-- Employment Arrangements" below.

(2) Potential pre-tax realizable value is based on the assumption that the stock appreciates from the market value on the date of grant at the annual rates of appreciation shown on the table over the option term (ten years). This is a theoretical value. The actual realized value depends upon the market value of the Company's stock at the exercise date.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

      The following table provides information with respect to the exercise of stock options during fiscal 1996 by the Named Executive Officers and the value of unexercised options at fiscal year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                              NUMBER OF        NUMBER OF       VALUE OF           VALUE OF
                                                             SECURITIES        SECURITIES    UNEXERCISED IN-     UNEXERCISED
                                                             UNDERLYING        UNDERLYING      THE-MONEY        IN-THE-MONEY
                                                             UNEXERCISED      UNEXERCISED     OPTIONS AT         OPTIONS AT
                                SHARES                       OPTIONS AT        OPTIONS AT      JUNE 30,           JUNE 30,
                               ACQUIRED           VALUE     JUNE 30, 1996     JUNE 30, 1996     1996(1)           1996(1)
                NAME          ON EXERCISE        REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
---------------------------   -----------        --------    -----------     -------------    -----------      -------------
Andrew Grossman............       __                __          300,000         2,700,000     $300,000          $1,200,000
Josephine Chaus............       __                __            __                __           __                 __
Richard Baker..............       __                __            __                __           __                 __
Michael Winter.............       __                __                0           500,000            0                   0
Wayne S. Miller ...........       __                __          100,000           200,000      $65,625           $  65,625
Michael Bakert.............     6,250             $10,156         6,250                 0      $ 7,813                   0
Judith Leech...............       __                __            __                __           __                 __
Patricia Hillsberg.........       __                __            __                __           __                 __


(1) The value is based on the excess of the market price of the Company's Common Stock at the end of fiscal 1996 over the option price of the unexercised options.

EMPLOYMENT ARRANGEMENTS

      Andrew Grossman. On September 1, 1994, the Company entered into a five-year employment agreement with Andrew Grossman, Chief Executive Officer and Member of the Office of the Chairman of the Company, with an option to extend the term of Mr. Grossman's agreement for an additional five years. On September 13, 1995, the Company exercised the option to extend his employment agreement. The Company paid Mr. Grossman a sign-on bonus of $6,200,000, portions of which must be paid back to the Company if Mr. Grossman's employment is terminated for cause (as defined in the employment agreement) or if he leaves the Company without Good Reason (as defined in the employment agreement). The sign-on bonus was nondeductible by the Company for tax purposes. In addition, in connection with the initial term of Mr. Grossman's employment agreement, Mr. Grossman was granted options (the "Initial Options") to purchase an aggregate of 1,500,000 shares of Common Stock; and in connection with the extension of Mr. Grossman's employment agreement, Mr. Grossman was granted options (the "Additional Options") to purchase an additional 1,500,000 shares of Common Stock. Each of the Initial Options and the Additional Options were granted pursuant to his employment agreement and a stock option agreement (the "Grossman Option Plan").

      Under the employment agreement, Mr. Grossman receives an annual salary of $1,000,000 and is entitled to an annual bonus (the "Bonus Plan") consisting of 5% of the Company's Annual Net Profits (such amount, the "Net Profit Participation"). Mr. Grossman is the sole participant in the Bonus Plan. "Annual Net Profits" are defined in the agreement as net income of the Company for any fiscal year as reflected on the audited financial statements of the Company for such fiscal year prepared in accordance with generally accepted accounting principles applied consistent with past practices and certified by the Company's independent public accountants. No bonus was payable for fiscal 1996. The terms of the Bonus Plan were adopted by a committee of three "outside directors" as such term is used for purposes of Section 162(m) of the Internal Revenue Code (the "Code") and approved by the stockholders of the Company at the 1994 Annual Meeting of Stockholders.

      If the employment agreement is terminated by the Company other than for cause or the death or disability of Mr. Grossman (or by Mr. Grossman if the Company shall be in material breach of its obligations), the Company is required to pay Mr. Grossman his annual salary and the Net Profit Participation that he would have received had the agreement not been terminated, less any compensation and bonuses received by Mr. Grossman from other employers. If Mr. Grossman terminates the employment agreement prior to its second anniversary for other than the Company's material breach, then the Company is required to pay Mr. Grossman an annual salary for a two-year period provided he, among other things, adheres to certain non-solicitation, non-compete and confidentiality provisions contained in the employment agreement.

      The employment agreement also provides that if Mr. Grossman's employment is terminated (with certain exceptions) after a change in control (as described below), Mr. Grossman is to receive a lump sum payment equal to the aggregate annual salary (discounted to present value) that he would have received had his employment agreement not been terminated. A "change in control" is defined to include certain mergers or asset sales; the failure to stand for re-election of a majority of the existing Board of Directors; and the acquisition by any person or group of stock resulting in beneficial ownership of at least the number of shares collectively owned at such time by Josephine Chaus and/or members of her immediate family, affiliates or certain other related parties. In the event of such change in control or the termination of Mr. Grossman's employment for certain specified reasons, any unvested portion of the options shall vest immediately and shall remain exercisable for a period of six months after such date, unless the options are earlier terminated pursuant to the terms of the employment agreement.

      Upon the execution of the employment agreement on September 1, 1994, Mr. Grossman received the Initial Options at an exercise price of $2.25 per share, the closing price of the Common Stock on the date of grant of such options. The Initial Options vest at a rate of 20% per year commencing on September 1, 1995. On September 14, 1995, upon the exercise by the Company of its option to extend the employment agreement for an additional five-year period, Mr. Grossman received the Additional Options at an exercise price of $5.625, the closing price of the Common Stock on the date of grant of such options. The Additional Options vest at a rate of 20% per year commencing on September 1, 1998. The maximum number of shares of Common Stock which may be granted to Mr. Grossman pursuant to the Grossman Option Plan, which was approved by the stockholders of the Company at the 1994 Annual Meeting of Stockholders, is 3,000,000.

      Josephine Chaus. The Company's employment agreement with Josephine Chaus, Chairwoman of the Board, commenced on July 1, 1992 and expired on June 30, 1994. Since such date, she has been employed on the same terms, although without a written agreement. The annual base salary under such agreement is $390,000 or such larger amount as the Compensation Committee of the Board of Directors shall from time to time determine. As of the date hereof, no such larger amounts have been authorized or paid.

      Richard Baker. Until February 1996, the Company had an employment agreement with Richard Baker, President of the Company, dated as of February 15, 1993, which agreement was to terminate on February 14, 1997. Mr. Baker's salary during the first year of the agreement was $450,000 and increased by $25,000 annually until the agreement terminated. The agreement provided for the provision of a cash bonus if the

Company achieved certain financial targets during each fiscal year of the term of the agreement. No such bonus was payable in fiscal 1996. If during each of fiscal 1994, 1995 and 1996, while Mr. Baker was employed by the Company, certain financial objectives were met by the Company, then Mr. Baker would have had the right, pursuant to the Company's Restricted Stock Purchase Plan, to purchase 25,000 shares of the Company's Common Stock at the price of $1.00 per share. The target was not met for fiscal 1995 or fiscal 1996. In addition, Mr. Baker was granted, pursuant to the terms and conditions of the Stock Option Plan, ten-year incentive stock options to purchase 480,000 shares of Common Stock at an exercise price of $4.75 per share, the closing price of the Common Stock on the date of grant of such options. Ten thousand incentive options vested on February 14, 1993, 110,000 vested on February 14, 1994, and 120,000 vested on each of February 14, 1995 and February 14, 1996.

      Pursuant to a letter agreement, effective as of February 6, 1996, Mr. Baker resigned as President of the Company. Pursuant to such letter agreement, Mr. Baker will receive an aggregate of $270,833 over the twelve month period ending February 6, 1997, net of certain offsets for monies received from other employment. Such amount will be offset by the remaining principal and interest due under the Note (as defined below). See "Certain Transactions."

      Michael Winter. The Company has a three-year employment agreement, dated December 14, 1995 and effective January 1, 1996, with Michael Winter, President of the Company's Nautica division. During the term of the agreement, Mr. Winter's salary will be $500,000 per annum. In addition, Mr. Winter was granted, pursuant to the terms and conditions of his employment agreement, ten-year incentive stock options to purchase an aggregate of 500,000 shares of the Company's Common Stock at an exercise price of $3.625 per share, representing the closing price of the underlying shares of Common Stock on the grant date. If the agreement is terminated by the Company without cause or by Mr. Winter for "Good Reason" (other than in connection with a "change in control" (as such term is defined in the agreement)), the Company shall pay Mr. Winter severance and non-competition payments equal to his base salary for the lesser of (i) twelve months and (ii) the remainder of the agreement's term. If, following a "change in control" (as such term is defined in the agreement), the agreement is terminated by the Company without cause or by Mr. Winter for "Good Reason", the Company shall pay Mr. Winter severance and noncompetition payments equal to his base salary for the lesser of (i) twenty-four months and (ii) the remainder of the agreement's term. In addition, all stock options which have not yet vested shall vest on the date of such termination referred to in the two preceding sentences.

      Wayne S. Miller. The Company has a two-year employment agreement with Wayne S. Miller, Executive Vice President - Finance and Administration, Chief Financial Officer and Secretary, dated as of June 3, 1994, which automatically shall be extended for additional one year periods unless either party thereto specifies otherwise. During the term of the agreement, Mr. Miller's salary will be $250,000 per annum. Pursuant to the terms of the agreement, Mr. Miller was paid an initial bonus of $25,000. In addition, Mr. Miller was granted, pursuant to the terms and conditions of his employment agreement, ten-year incentive stock options to purchase an aggregate of 50,000 shares of the Company's Common Stock at an exercise price of $1.88 per share, representing the closing price of the underlying shares of Common Stock on the grant date. If the agreement is terminated by the Company without cause, the Company shall pay Mr. Miller severance and non-competition payments equal to his base salary for a twelve month period. If the agreement is terminated by the Company or by Mr. Miller for "Good Reason" in connection with or following a "change in control" (as such terms are defined in the agreement), the Company shall pay Mr. Miller a severance and noncompetition payment equal to the sum of (x) two times his base salary in effect at the time of termination plus (y) an amount equal to two times the annual cash bonus award earned by Mr. Miller. In addition, all stock options which have not yet vested shall vest on the date of such termination referred to in the preceding two sentences.

      Michael Bakert. Michael Bakert's employment with the Company terminated in June 1996 pursuant to a letter agreement dated June 24, 1996. Pursuant to such letter agreement, Mr. Bakert will receive an aggregate of $225,000 over the twelve month period ending July 26, 1997, subject to an offset for monies received from other employment.

      DIRECTORS' COMPENSATION

      During fiscal 1996, directors who were not employees of the Company received an annual fee of $8,000 plus $1,000 for each Board of Directors or Committee meeting attended. In addition to annual fees, pursuant to the a non-employee directors' Formula Plan contained in the Stock Option Plan, non-employee directors are granted a one time option to acquire 10,000 shares of Common Stock, exercisable up to 50% one year after the grant and 50% two years after the grant, provided the director has been duly elected or re-elected, as the case may be, in the interim. The per share exercise price of any non-incentive stock option may not be less than 85% of the fair market value of the Common Stock on the date of the grant. The Company has purchased and will maintain a $50,000 term life insurance policy on behalf of each director with the benefits to be paid to each director's designated beneficiary.

      COMPENSATION COMMITTEE INTERLOCKS

      Philip Barach, S. Lee Kling and Harvey M. Krueger are members of the Compensation Committee of the Board of Directors of the Company, and served as members of the Compensation Committee during fiscal 1996. Mr. Krueger, who also is a member of the Company's Audit Committee, is a Senior Managing Director of Lehman Brothers, which provided certain advisory services to the Company during fiscal 1995 and the first quarter of fiscal 1996 for which it received fees aggregating $175,000. In addition, Lehman Brothers served as managing underwriter by the Company in connection with an underwritten public offering of 5,750,000 shares of Common Stock (including 750,000 shares of Common Stock to cover over-allotments), which public offering was consummated in November 1995. Mr. Kling, who also is a member of the Company's Audit Committee, serves as Vice Chairman of an insurance broker, Willis Corroon, from which the Company obtains various insurance policies (i.e., travel, directors and officers liability, and life insurance). A son of Mr. Kling also is employed by Willis Corroon. The total aggregate premium payments paid to Willis Corroon in respect of such insurance during fiscal 1996 were approximately $345,000.

      COMPENSATION COMMITTEE REPORT

      Committee. The Compensation Committee establishes and reviews the Company's arrangements and programs for compensating its executive officers, including the Named Executive Officers. The Compensation Committee is composed of Philip Barach, S. Lee Kling and Harvey M. Krueger, all directors who are neither officers nor employees of the Company.

      Background, Objectives and Philosophy. The Compensation Committee's objective is to establish an overall compensation program that rewards executives as the Company's net income reaches certain targeted levels and, through the grant of options, as the market price of the Company's Common Stock increases.

      The Compensation Committee believes that there are three principal components which should be included in a compensation program:

      1)   base salary;

      2)   annual cash incentives; and

      3)   stock option incentives.

      Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under an Incentive Award Plan (the "Incentive Award Plan") and long-term performance of the Company is rewarded through the grant of stock options pursuant to the Stock Option Plan. Unless otherwise provided by the Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a four-year period. This approach is consistent with the Committee's view that incentive programs should be based upon performance and that awards of stock options should ally the economic interests of the Company's officers and other key employees with those of the Company's stockholders.

      Compensation Program Components.

      Base Salary. Base salaries are set at levels that are competitive within the apparel industry. An annual salary adjustment within each applicable position/salary level is determined by evaluating the performance of the individual, including the achievement of numerate and non-numerate objectives, in the context of the financial results of the Company.

      Annual Cash Incentives. Cash incentive awards are based on performance as measured by the Company's net income. The Compensation Committee believes that net income is an appropriate measure of performance because it promotes the achievement of corporate-wide goals. The Company has in effect the Incentive Award Plan in which key employees, other than Josephine Chaus, are eligible to participate. Generally, the Compensation Committee establishes corporate-wide objectives for net earnings each year, the attainment of which serve as the basis for computing annual bonuses. No earnings targets were fixed for fiscal 1996. In the past, individual bonuses for key employees under the Incentive Award Plan have been recommended by management to the Compensation Committee which, in turn, makes the final determination. A portion of each executive's bonus has also been dependent on the achievement of written numerate objectives which are jointly established in advance by each such executive and the Chief Executive Officer. The Compensation Committee may determinate to establish earnings targets for future fiscal years.

      Stock Option Plan. The Compensation Committee believes that the use of stock options as the principal basis for creating long-term incentives satisfies the objective of aligning the interests of executive management with those of the Company's stockholders. The Company has in effect the Stock Option Plan pursuant to which the Compensation Committee may grant executives, other than Josephine Chaus, options to purchase Common Stock of the Company. The Company utilizes vesting periods to encourage key executives to continue in the employ of the Company. Unless otherwise provided by the Compensation Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a four-year period. Levels of participation in the Stock Option Plan generally vary on the basis of the recipient's position in the Company.

      Compensation of the Chief Executive Officer. Josephine Chaus served as Chief Executive Officer of the Company until Andrew Grossman was hired in September 1994. Since such time she has served as Chairwoman of the Board and member of the Office of the Chairman of the Company. As Josephine Chaus is a controlling stockholder of the Company, the Compensation Committee did not believe there was a need for bonus compensation or stock incentives. As a result, Josephine Chaus did not participate in the Company's bonus program or the Stock Option Plan. The annual base salary provided for in her employment agreement with the Company, which expired in June 1994, was $390,000 or such larger amount as the Compensation Committee shall determine. Although Ms. Chaus's employment agreement is no longer in effect, the Company continues to compensate her at the same rate. Ms. Chaus's annual base salary was not increased above the $390,000 level which has been the same for the past three years.

      Andrew Grossman has served as the Chief Executive Officer of the Company since September 1994. Mr. Grossman was compensated pursuant to the terms of his employment agreement which provides for an annual salary of $1,000,000 and an annual bonus of 5% of the Annual Net Profits of the Company. No bonus was payable for fiscal 1996. During fiscal 1996, Mr. Grossman also was awarded the Additional Options which vest at a rate of 20% per year commencing September 1998. The terms of the Bonus Plan and the Grossman Option Plan were approved by the stockholders of the Company at the 1994 Annual Meeting of Stockholders.


                                          COMPENSATION COMMITTEE
                                          Philip Barach
                                          S. Lee Kling
                                          Harvey M. Krueger

PERFORMANCE GRAPH

      The following Performance Graph compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended June 30, 1996 with the cumulative return on the Standard & Poor's 500 Index and the Standard & Poor's Textile-Apparel Manufacture Index, assuming investment of $100 in each of the above at their closing stock prices on June 30, 1991.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                 AMONG BERNARD CHAUS, INC., THE S&P 500 INDEX
                AND THE S&P TEXTILE APPAREL MANUFACTURER INDEX

                                      CHS

                                                Cumulative Total Return
                                      -----------------------------------------
                                       6/91    6/92    6/93   6/94  6/95   6/96

CHAUS BERNARD INC               CHS     100     257     133     71   190    124

S&P 500                         1500    100     113     129    131   165    208

S&P TEXTILES                    ITXA    100      99      96     84    87    109

                      APPROVAL OF ISSUANCE OF WARRANTS TO
                                JOSEPHINE CHAUS


      During fiscal 1994, the Company required availability under its working capital credit line with BNY Financial Corporation ("BNYF") in excess of the amount available under its borrowing base formula. To assist the Company, Josephine Chaus agreed to provide credit support in the form of a letter of credit (the "Letter of Credit"). She initially provided the Letter of Credit in the amount of $3 million on April 15, 1994, which was increased to $5.0 million on June 14, 1994, to $7.2 million on September 13, 1994 and to $10.0 million in February 1995. The expiration date of the Letter of Credit, initially in effect through October 15, 1994, was extended to April 15, 1995, October 31, 1995 and then to January 31, 1996. See "Certain Transactions." BNYF increased the Company's borrowing availability by various amounts as the amount and expiration date of the Letter of Credit were increased and extended, respectively. In addition, Ms. Chaus agreed to guarantee personally $5.0 million of the Company's indebtedness to BNYF (the "$5.0 Million Guarantee"), with the $5.0 Million Guarantee to be in effect during the credit facility's term.

      During fiscal 1996, the Company required additional availability under its working capital credit line with BNYF. To further assist the Company, Josephine Chaus agreed to provide additional credit support in the form of an option to further extend the Letter of Credit's expiration date to July 31, 1996 (the "July 1996 Option"). In January 1996, the Company exercised the July 1996 Option to extend the Letter of Credit to July 31, 1996 (the "July 1996 Extension"). In consideration for her provision of the July 1996 Extension, a special committee composed of disinterested outside members of the Board of Directors of the Company (the "Special Committee"), has authorized the issuance to Josephine Chaus, subject to stockholder approval, of warrants (the "1996 Warrants") to purchase an aggregate of 682,012 shares of Common Stock at an exercise price of $4.20 per share. The Special Committee approved the issuance of the 1996 Warrants on January 19, 1996. The exercise price of the 1996 Warrants represents a 20% premium over the closing price of the Common Stock on the New York Stock Exchange on January 19, 1996, the date the Special Committee approved the issuance of the 1996 Warrants. The 1996 Warrants will be exercisable upon issuance, will not be transferable, will expire five years from the date of issuance and will contain customary antidilution provisions. The Company has borne all out-of-pocket expenses incurred by Josephine Chaus in providing the July 1996 Extension.

      In approving the 1996 Warrants, the Special Committee sought the advice of Lehman Brothers, which provided its views as to the commercial reasonableness of the transaction. A copy of the Lehman Brothers letter is annexed to this proxy statement as Exhibit A. Harvey Krueger, a Senior Managing Director of Lehman Brothers, is a director of the Company and a member of its Audit and Compensation Committees. Mr. Krueger was not a member of the Special Committee and did not act on behalf of Lehman Brothers in rendering the Lehman Brothers letter.

      The Special Committee determined the appropriate number of the 1996 Warrants based upon the monetary amount of the July 1996 Extension (i.e., the Letter of Credit in the amount of $10.0 million) and the expected duration of the July 1996 Extension (i.e., the maturity date of the Letter of Credit). The Black-Scholes method of valuing warrants was utilized to assist the Committee in determining the number of warrants to be provided to Ms. Chaus in return for her provision of the July 1996 Extension.

      See "Security Ownership of Certain Beneficial Owners and Management" for information concerning the share ownership of Josephine Chaus before and after giving effect to the issuance of the 1996 Warrants and the resulting dilutive impact upon the other stockholders of the Company from the issuance of the 1996 Warrants.

     A vote by a stockholder in favor of the approval of the issuance of the 1996 Warrants to Ms. Chaus may be prejudicial to the right of such stockholder to challenge the issuance of the 1996 Warrants to Ms. Chaus at a later time.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE 1996 WARRANTS TO JOSEPHINE CHAUS IN CONSIDERATION FOR HER PROVISION OF ADDITIONAL CREDIT SUPPORT TO THE COMPANY. EACH PROXY RECEIVED WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF THE 1996 WARRANTS TO JOSEPHINE CHAUS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

      JOSEPHINE CHAUS POSSESSES THE POWER TO VOTE MORE THAN 50% OF THE OUTSTANDING SHARES OF THE COMMON STOCK. ACCORDINGLY, THE AFFIRMATIVE VOTE OF JOSEPHINE CHAUS IS SUFFICIENT TO APPROVE THE ISSUANCE OF THE 1996 WARRANTS WITHOUT THE VOTE OF ANY OTHER STOCKHOLDERS. JOSEPHINE CHAUS HAS ADVISED THE COMPANY THAT SHE INTENDS TO VOTE ALL OF HER SHARES IN FAVOR OF SUCH ISSUANCE.


                             CERTAIN TRANSACTIONS

JOSEPHINE CHAUS

      Subordinated Debt. The Company had outstanding at June 30, 1996, $23.6 million of subordinated promissory notes payable to Josephine Chaus certain of which were originally issued on June 30, 1986 and the remainder of which were issued in February and March 1991 (the "Subordinated Notes"). In connection with the Company's November 1995 public offering, Josephine Chaus agreed (subject to the consummation of such public offering) to extend the maturity date of the Subordinated Notes (which were to mature on July 1, 1996) to July 1, 1998. The blended annual interest rate on the Subordinated Notes is 11.25%, and payments of principal and interest under the Subordinated Notes currently are not permitted as a result of bank covenant requirements. Ms. Chaus is prohibited from accelerating the Subordinated Notes on account of such inability to pay interest through the maturity thereof.

   Credit Support.

           1994 Warrants. Because during fiscal 1994, the Company required availability under its working capital credit line with BNYF in excess of the amount available under its borrowing base formula, Josephine Chaus agreed to provide credit support in the form of the Letter of Credit. See "Approval of Issuance of Warrants to Josephine Chaus" above. BNYF increased the Company's borrowing availability by various amounts as the amount and expiration date of the Letter of Credit were increased and extended, respectively. In return for such credit support, the Company issued to Ms. Chaus, upon stockholder approval, warrants (the "1994 Warrants") to purchase an aggregate of 1,216,500 shares of Common Stock of the Company, exercisable through November 22, 1999, at prices ranging between $2.25 and $4.62 per share, in each case a price which was 20% above the market price of the Company's Common Stock at the time of the grant. In approving the issuance of the 1994 Warrants to Ms. Chaus, the Special Committee sought the advice of Lehman Brothers, which provided its view as to the commercial reasonableness of the transaction.

           1995 Warrants. During fiscal 1995, Josephine Chaus provided additional credit support to the Company in the form of an increase in the Letter of Credit to $10.0 million and an extension of its term to October 31, 1995 (the "February Increase/Extension"). Ms. Chaus also provided the $5.0 Million Guarantee at that time. In September 1995, Ms. Chaus further extended the term of the Letter of Credit to January 31, 1996 (the "September 1995 Extension"). In consideration of the February Increase/Extension, the $5.0 Million Guarantee and the September Extension, the Company issued to Ms. Chaus, upon stockholder approval, warrants (the "1995 Warrants") to purchase an aggregate of 1,580,000 shares of Common Stock at prices ranging between $4.05 and $6.75 per share, in each case a price which was 20% above the market price of the Common Stock at the time of the grant. In approving the issuance of the 1995 Warrants to Ms. Chaus, the Special Committee sought the advice of Lehman Brothers, which provided its view as to the commercial reasonableness of the transaction.

           1996 Warrants. See "Approval of Issuance of Warrants to Josephine Chaus" above for information relating to the Company's proposed issuance to Josephine Chaus of the 1996 Warrants in consideration for her provision of additional credit support to the Company.

           Additional Compensation. In connection with a May 1996 amendment to the BNYF credit facility, Ms. Chaus agreed to extend the Letter of Credit to January 31, 1997 (the "January 1997 Extension") and additionally provided a collateralized increase of $5.0 million in the $5.0 Million Guarantee to $10.0 million (the "$10.0 Million Guarantee"). In connection with the January 1997 Extension, the Special Committee approved the payment of cash compensation to Ms. Chaus of $100,000 for each three month period of the Letter of Credit as extended from July 31, 1996 to January 31, 1997. For her provision of the $10.0 Million Guarantee, the Special Committee approved an increase in the amount of cash compensation payable to Ms. Chaus for her guaranty, to $100,000 for each three month period of the $10.0 Million Guarantee.

           In connection with a September 1996 amendment to the BNYF credit facility, Ms. Chaus agreed to extend the Letter of Credit to July 31, 1997 (the "July 1997 Extension"), increase the amount of the $10.0 Million Guarantee to $12.5 Million (the "$12.5 Million Guarantee") and fully collateralize the $12.5 Million Guarantee. In connection with the July 1997 Extension, the Special Committee approved the payment of cash compensation to Ms. Chaus of $100,000 for each additional three month period of the Letter of Credit as extended from January 31, 1997 to July 31, 1997. For her provision of the $12.5 Million Guarantee, the Special Committee approved an increase in the amount of cash compensation payable to Ms. Chaus for her guaranty, to $125,000 for each three month period of the $12.5 Million Guarantee.

      Equity in Exchange for Debt. In September 1994, Josephine Chaus loaned the Company $7.2 million in exchange for which she received demand notes bearing interest at 12%. At the request of the Special Committee, in order to provide additional equity to the Company, to enhance the Company's balance sheet and to accommodate BNYF, Josephine Chaus subsequently agreed to exchange such notes for shares of Common Stock of the Company on terms determined by the Special Committee. In November 1994, following stockholder approval, Josephine Chaus exchanged such notes, including accrued interest thereon, for 1,914,500 shares of Common Stock (based upon a purchase price of $3.85 per share). In approving the issuance of shares to Ms. Chaus in exchange for such notes, the Special Committee sought the advice of Lehman Brothers, which provided its view as to the commercial reasonableness of the transaction.

JEFFREY CHAUS

      During fiscal 1996, Jeffrey Chaus (son of the late Bernard Chaus, founder of the Company) and his spouse owned a company which operated one retail clothing store located in Fort Lee, New Jersey. Mr. Chaus closed this store in January 1996. During fiscal 1996, the Company sold its products to this store at the same prices and on terms similar to the terms applicable to sales of the products to such stores at the same prices and on terms similar to the terms applicable to sales by the Company of its products to its other retail customers during fiscal 1996. The Company's gross sales to the store owned by Jeffrey Chaus aggregated approximately $9,766 during fiscal 1996. At June 30, 1996, the store owned by Jeffrey Chaus did not owe the Company any monies for merchandise sold by the Company to his store through such date.

HARVEY KRUEGER

      Harvey Krueger, a director of the Company and member of its Audit and Compensation Committees, is a Senior Managing Director of Lehman Brothers, which provided certain advisory services to the Company during fiscal 1995 and the first quarter of fiscal 1996 for which it received fees of $175,000. In addition, Lehman Brothers served as managing underwriter by the Company in connection with the Company's public offering which was consummated in November 1995.

S.  LEE KLING

      S. Lee Kling, a director of the Company and member of its Audit and Compensation Committees, serves as Vice Chairman of an insurance broker, Willis Corroon, from which the Company obtains various insurance policies (i.e., travel, directors and officers liability, and life insurance). In addition, a son of Mr. Kling is employed by Willis Corroon. The total aggregate premium payments paid to Willis Corroon in respect of such insurance during fiscal 1996 were approximately $345,000.

RICHARD BAKER

      In 1993, in connection with the Company's hiring of Richard A. Baker as the President of the Company, the Company loaned (the "Loan") an aggregate of $432,500 to Mr. Baker in two installments to help him finance his relocation, including the purchase of a home. Mr. Baker also was a director of the Company at that time. The loan was evidenced by a promissory note dated July 9, 1993 (the "Note") bearing interest at an annual rate of 7%. Pursuant to the terms of the Note, Mr. Baker was to repay principal and interest on a monthly basis over a 60-month period commencing October 15, 1994. In November 1995, the Company's stockholders ratified the making of the Loan to Mr. Baker.

      In February 1996, Mr. Baker resigned as President of the Company. Pursuant to a letter agreement, effective as of February 6, 1996, Mr. Baker resigned as President of the Company. Pursuant to such letter agreement, Mr. Baker will receive an aggregate of $270,833 over the twelve month period ending February 6, 1997, net of certain offsets for monies received from other employment. Such amount also will be offset by $123,078 representing the remaining principal and interest due under the Note as of February 1996.

OTHER

      Wietecha. In 1992, Federal Judge Shirley Wohl Kram dismissed with prejudice as time-barred the Amended Complaint against the Company and others in consolidated class actions entitled Phifer v. Chaus et al., Goldschlack v. Chaus et al., Susman v. Chaus et al. and I. Bibcoff Inc. Pension Trust Fund v. Chaus et
                                      19
al. (which claims had alleged misstatements and omissions in the Company's July 1986 prospectus delivered in connection with the Company's initial public offering of Common Stock in 1986 (the "1986 Offering") and its 1986 and 1987 annual reports). On April 19, 1993, a Class Action Complaint was filed in the Superior Court of New Jersey, Hudson County, against the Company and others, including the Company's lead underwriter of the 1986 Offering. Allegations in such complaint were common law fraud and negligent misrepresentation in the sale of the Company's Common Stock in the 1986 Offering, which allegations were substantially similar to the claims that were dismissed with prejudice in the federal court. One of the plaintiffs from the federal action was originally a party in this action in state court. On June 18, 1993, the Company received by mail a copy of Jury Demand Class Action in the Superior Court of New Jersey, Hudson County, entitled Theodore M. Wietecha and Lisa A. Phifer v. Bernard Chaus, Inc. et al. The Complaint was amended in September 1993 to delete Lisa Phifer as a plaintiff. On May 27, 1994, the Company moved to dismiss the Complaint and/or to deny or limit class status. In a decision rendered in November 1994, the Superior Court denied the plaintiff's motion for the class certification and dismissed all claims against the director defendants (Josephine Chaus and the Estate of Bernard Chaus) and all claims not based upon actual reliance. During fiscal 1996 the Company settled these claims for approximately $0.3 million, which expense had been provided for in a prior year.

      A claim for indemnification was asserted by the Company's former underwriters against the Company. The indemnification claim demanded repayment of the legal fees and expenses incurred by such underwriters in connection with the consolidated class actions entitled Phifer v. Chaus, et al. During fiscal 1996 the Company settled this matter for approximately $0.8 million, which expense had been provided for in a prior year.

      There are no other material pending legal proceedings to which the Company is a party or to which any of its properties is subject.


                             SELECTION OF AUDITORS

      The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, independent auditors, as the Company's auditors for the fiscal year ending June 30, 1997. Deloitte & Touche has served as the Company's independent auditors since June 10, 1994. Although stockholder ratification of the selection of Deloitte & Touche is not required, the Board considers it desirable for stockholders to pass upon the selection of auditors.

      It is expected that representatives of Deloitte & Touche will be present at the meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. EACH PROXY RECEIVED WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

      JOSEPHINE CHAUS POSSESSES THE POWER TO VOTE MORE THAN 50% OF THE OUTSTANDING SHARES OF THE COMMON STOCK. ACCORDINGLY, THE AFFIRMATIVE VOTE OF JOSEPHINE CHAUS IS SUFFICIENT TO RATIFY THE APPOINTMENT OF THE AUDITORS.

JOSEPHINE CHAUS HAS ADVISED THE COMPANY THAT SHE INTENDS TO VOTE ALL OF HER SHARES IN FAVOR OF SUCH RATIFICATION OF THE APPOINTMENT.


                       PROPOSALS FOR NEXT YEAR'S MEETING


      Any proposal by a stockholder who intends to be present at the next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that Annual Meeting no later than June 16, 1997.


                                 MISCELLANEOUS


      The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

      The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. The Board of Directors may use the services of the Company's directors, officers and other regular employees to solicit proxies. In addition, the Company has retained Chase Mellon Shareholder Services, LLP, Corporate Trust Group as stock transfer agent to aid in the solicitation of proxies at an anticipated fee of approximately $10,000 plus reasonable expenses. The Company may reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

      Copies of the 1996 Annual Report to Stockholders, including financial statements for the fiscal year ended June 30, 1996, are being mailed to the stockholders prior to or simultaneously with this Proxy Statement.

      THE COMPANY WILL PROVIDE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) FOR THE FISCAL YEAR ENDED JUNE 30, 1996 TO EACH STOCKHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO:

                     Bernard Chaus, Inc.
                     800 Secaucus Road
                     Secaucus, New Jersey 07094
                     Attention:        Wayne S. Miller
                                       Executive Vice President-Finance and
                                       Administration, Chief Financial Officer
                                       and Secretary

                                                                     EXHIBIT A
                                LEHMAN BROTHERS
                                                          August 16, 1996

Special Committee of the
Board of Directors
Bernard Chaus, Inc.
1410 Broadway
New York, N.Y.  10018

Dear Members of the Board:

We understand that Bernard Chaus, Inc. (the "Company") has entered into a transaction with its Chairwoman of the Board and principal shareholder, Josephine Chaus, pursuant to which Josephine Chaus extended the maturity of a letter of credit to the Company's lender, BNY Financial Corporation ("BNY"), as credit support for the Company's working capital line.

Josephine Chaus had initially provided a $3.0 million letter of credit to BNY on April 15, 1994, which was increased to $5.0 million on June 14, 1994, and to 7.2 million on September 13, 1994 (the "Initial Letter of Credit"). The Initial Letter of Credit was to remain in effect until April 15, 1995. Josephine Chaus agreed to increase the amount of the Initial Letter of Credit from $7.2 million to $10.0 million as of February 15, 1995 and to have it remain in effect until October 31, 1995, the term of which was subsequently extended to January 31, 1996 (the "New Letter of Credit"). Josephine Chaus also provided a $5.0 million personal guarantee (the "Personal Guarantee") to support the Company's working capital line, which is to be in effect for the three year term of the credit facility unless terminated earlier. In consideration for the Initial Letter of Credit, the New Letter of Credit and the Personal Guarantee, BNY increased the Company's credit availability by various amounts above the amount determined by formulas and covenants set forth in its financing agreement with the Company.

We understand that Josephine Chaus agreed to extend the $10 million New Letter of Credit for an additional six month period from January 31, 1996 until July 31, 1996. In consideration for her extending the New Letter of Credit, a Special Committee of the Board of Directors of the Company (the "Special Committee"), subject to shareholder approval and the receipt of this letter, authorized the issuance to Josephine Chaus of warrants to purchase 682,012 shares of common stock of the Company at an exercise price of $4.20 per share (the "Extension Warrants"). The exercise price of the Warrants represents a 20% premium to the closing price of the Company's common stock on the New York Stock Exchange on January 19, 1996, the date that the Special Committee approved the issuance of such Extension Warrants. The Extension Warrants will be exercisable upon issuance, will expire five years from the date of issuance and will not be transferable. In addition, the Company has borne all out-of-pocket expenses to be incurred by Josephine Chaus in providing the New Letter of Credit, which thereby reduced the number of warrants received accordingly. We further understand it was agreed at such time that Josephine Chaus would forfeit a pro rata portion of the Extension Warrants if the New Letter of Credit was terminated before July 31, 1996. The issuance of the Extension Warrants to Josephine Chaus in exchange for the New Letter of Credit is hereafter referred to as the "Warrants Transaction."

You have asked our view, as investment bankers, as to the commercial reasonableness of the financial terms of the Warrants Transaction in view of the Company's circumstances at the time that the Special Committee authorized the issuance of the Extension Warrants.

In connection with our analysis, we have:

(1) reviewed the financial statements of the Company as set forth in the Forms 10-K and 10-Q of the Company filed with the Securities and Exchange Commission for the fiscal year ended June 30, 1995 and the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996, respectively;

(2) reviewed certain financial information furnished to us by the management of the Company, including selected financial projections of the Company;

(3) analyzed the trading history (price and volume) of the Company's common stock over the past few years through the date the Special Committee authorized the issuance of the Extension Warrants and the date hereof; and

(4) conducted discussions with Josephine Chaus as well as the Company's Chief Financial Officer and Chief Financial Officer concerning the business, operations and prospects of the Company as well as its efforts to secure, and prospects for securing, alternative financing.

We have assumed and relied upon the accuracy and completeness of the information used by us in our analysis without assuming responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading or of any materially positive developments pending at the time that the Warrants Transaction was being considered by the Special Committee. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In performing our analysis, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluation or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third parties with respect to providing any financing to, or guarantees on behalf of, the Company. Our analysis is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date that the Special Committee authorized the issuance of the Extension Warrants.

Based upon and subject to the foregoing, we are of the view that, given the Company's circumstances at the time that the Special Committee authorized the issuance of the Extension Warrants, the financial terms of the Warrants Transaction were, at the time such transaction was authorized, commercially reasonable from the Company's perspective.

This letter is solely for the use and benefit of the Special Committee of the Board of Directors of the Company and shall not be discussed publicly or made available to, or relied upon by, any third party without our prior approval.

                                                      Sincerely,

                                                      LEHMAN BROTHERS

[front]

PROXY                                                          COMMON STOCK

                              BERNARD CHAUS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 14, 1996


                The undersigned hereby constitutes and appoints Josephine Chaus and Wayne S. Miller, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of BERNARD CHAUS, INC., to be held on November 14, 1996 at 2:30 p.m. at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, Winter Garden Room, mezzanine level, and at any adjournment or postponement thereof, on all matters coming before said meeting.

1.   TO ELECT DIRECTORS.

     Nominees:  Philip G. Barach, Josephine Chaus, Andrew Grossman,
                S. Lee Kling and Harvey M. Krueger. (Mark only one of the following boxes.)

     [ ] VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):

     [ ]       VOTE WITHHELD from all nominees.

2. To approve the issuance to Josephine Chaus of warrants to purchase shares of Common Stock of the Company in consideration for her provision of additional credit support to the Company:

     [ ]  VOTE FOR           [ ]  VOTE AGAINST                 [ ] ABSTAIN

3. To ratify the appointment of Deloitte & Touche LLP as the Company's auditors:

     [ ]  VOTE FOR           [ ]  VOTE AGAINST                 [ ] ABSTAIN

4. At their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

                                    [back]

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL VOTE
(I) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS,
(II) FOR THE APPROVAL OF THE ISSUANCE TO JOSEPHINE CHAUS OF WARRANTS TO PURCHASE COMMON STOCK OF THE COMPANY IN CONSIDERATION FOR HER PROVISION OF ADDITIONAL CREDIT SUPPORT TO THE COMPANY, AND (III) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

                The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 17, 1996.


                                  Date:---------------------------------, 1996

                                  --------------------------------------------

                                  --------------------------------------------
                                            Signature of Stockholder(s)

                                 (When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)


              PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ABOVE.

                         I plan [ ] I do not plan [ ]
               to attend the 1996 Annual Meeting of Stockholders.

[front]

PROXY                                                        COMMON STOCK

                              BERNARD CHAUS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 14, 1996


                The undersigned hereby directs CHASE MANHATTAN BANK, Corporate Trustee under the Bernard Chaus, Inc. Corporate Trust which was established to aid in the execution of the Bernard Chaus, Inc. Employee Savings Plan (the "Plan") to vote all of the undersigned's pro rata share of Bernard Chaus, Inc. Common Stock held by the Corporate Trustee under the Plan, at the Annual Meeting of the Stockholders of BERNARD CHAUS, INC., to be held on November 14, 1996 at 2:30 p.m. at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, Winter Garden Room, mezzanine level, and at any adjournment or postponement thereof, on all matters coming before said meeting.

1.   TO ELECT DIRECTORS.

     Nominees:  Philip G. Barach, Josephine Chaus, Andrew Grossman,
                S. Lee Kling and Harvey M. Krueger. (Mark only one of the following boxes.)

     [ ] VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):

     [ ]       VOTE WITHHELD from all nominees.

2. To approve the issuance to Josephine Chaus of warrants to purchase shares of Common Stock of the Company in consideration for her provision of additional credit support to the Company:

     [ ]  VOTE FOR            [ ]  VOTE AGAINST                [ ] ABSTAIN

3. To ratify the appointment of Deloitte & Touche LLP as the Company's auditors:

     [ ]  VOTE FOR            [ ]  VOTE AGAINST                [ ] ABSTAIN

4. At their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

                                    [back]

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL VOTE
(I) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS,
(II) FOR THE APPROVAL OF THE ISSUANCE TO JOSEPHINE CHAUS OF WARRANTS TO PURCHASE COMMON STOCK OF THE COMPANY IN CONSIDERATION FOR HER PROVISION OF ADDITIONAL CREDIT SUPPORT TO THE COMPANY, AND (III) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S AUDITORS. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

                The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 17, 1996.



                                  Date:---------------------------------, 1996

                                  --------------------------------------------

                                  --------------------------------------------
                                            Signature of Stockholder(s)

                                 (When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)


              PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ABOVE.

                         I plan [ ] I do not plan [ ]
               to attend the 1996 Annual Meeting of Stockholders.